EXHIBIT 99

VCAT FILES LAWSUIT TO PROTECT MARIPOSA

San Diego, California, January 18, 2005 – Venture Catalyst Incorporated (“VCAT”) (OTCBB: VCAT), today announced it has filed suit against Tech Results, Inc., TRMP LLC, Cohn Technologies, Inc., E&P Associates, Inc., E&P Associates Holding, Inc., Jeff Cohn, Lars Klander, and Ardyth Klander for breach of contract, trade secret misappropriation, unfair business practices, copyright infringement and other related claims, each relating to Mariposa, VCAT’s customer relationship management and marketing software system.

The defendants were hired by VCAT to provide software development, support, installation and integration services for VCAT, pursuant to development and services agreements. VCAT’s lawsuit alleges that the defendants breached these agreements, misappropriated VCAT’s trade secrets and infringed on VCAT’s copyrights by using VCAT’s intellectual property to develop and distribute infringing software to compete with Mariposa.

The lawsuit, filed in the U.S. District Court for the Southern District of California, requests injunctive relief against the defendants’ further use or copying of any part of VCAT’s copyrighted materials and also requests compensation and punitive damages as a result of the defendants’ conduct in an amount to be proven at trial.

VCAT has completed the process of transitioning all software services from the third-party service firms to internal engineering resources and all of its software development, support, installation and integration services are now performed exclusively by VCAT.

Mariposa is an award winning software product that provides a fully-integrated marketing and business intelligence system for the gaming industry. Developed to work in conjunction with existing player tracking, slot accounting and other data collection systems, Mariposa can dramatically improve the way casinos do business. By providing gaming properties with tools to create, execute and track sophisticated multi-channel, targeted marketing campaigns, as well as analyze both customers and products on the casino floor, VCAT believes that Mariposa can help significantly increase revenues and operating efficiency. Mariposa consists of a proprietary modular suite of applications, including Campaign Management, Data Visualization, with easy-to-read mapping features, Data Warehouse, including “Predictive Modeling,” and a Player Contact System.

Mariposa is currently in use at the Barona Valley Ranch Resort & Casino in San Diego, California; the Hard Rock Hotel and Casino in Las Vegas, Nevada; and the Greektown Casino in Detroit, Michigan. Mariposa has also been licensed to the Stratosphere Casino Hotel & Tower, Arizona Charlie’s Boulder and Arizona Charlie’s Decatur in Las Vegas, Nevada; the Jackson Rancheria Casino, Hotel & Conference Center near Sacramento, California; and Don Laughlin’s Riverside Resort Hotel & Casino in Laughlin, Nevada.

About VCAT

VCAT is a provider of consulting services and technology in the gaming and hospitality market. VCAT is headquartered in San Diego, California.

Contact:

Venture Catalyst Incorporated, San Diego

Media Relations:

Kelly Jacobs, 619-933-5013

pr@vcat.com

or

Investor Relations

Andrew Laub, 858-385-1000

ir@vcat.com

Except for historical information contained herein, this release includes certain forward-looking statements. These statements are based on management’s belief, as well as assumptions made by, and information currently available to, management. While VCAT believes that its expectations are based upon reasonable assumptions, there can be no assurances that VCAT’s plans, objectives and financial goals will be realized. Numerous factors (including risks and uncertainties) may affect VCAT’s actual results and may cause its plans and objectives to differ materially from those expressed in the forward-looking statements made by or on behalf of VCAT. Some of these factors include dependence on revenues from the Barona Tribe; the ability of VCAT to return to sustained profitability; VCAT’s ability to recognize, develop and exploit additional business opportunities, including its Mariposa software; the ability to attract and retain key employees, including VCAT’s Chairman L. Donald Speer II; and other factors detailed in VCAT’s Form 10-KSB, Forms 10-QSB and other reports filed pursuant to the Securities Exchange Act of 1934, as amended. VCAT specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.